Exhibit 99.1

World Point Terminals, LP Prices Initial Public Offering

ST. LOUIS, Missouri, August 8, 2013 – World Point Terminals, LP, a Delaware limited partnership (the “Partnership”), announced today the pricing of its initial public offering of 8,750,000 common units representing limited partner interests at $20.00 per unit. Pursuant to the offering, the Partnership will sell 3,871,750 common units, and CPT 2010, LLC will sell 4,878,250 common units, to the underwriters. The common units are expected to begin trading on the New York Stock Exchange on August 9, 2013 under the ticker symbol “WPT.” The underwriters have the option to purchase up to an additional 1,312,500 common units from the Partnership. The offering is expected to close on or about August 14, 2013, subject to customary closing conditions.

Upon conclusion of the offering, the public will own a 26.5% limited partner interest in the Partnership, or a 30.5% limited partner interest if the underwriters exercise, in full, their option to purchase additional common units. World Point Terminals, Inc., through certain of its subsidiaries, will hold a 73.5% limited partner interest in the Partnership, or a 69.5% limited partner interest if the underwriters exercise, in full, their option to purchase additional units.

BofA Merrill Lynch, Credit Suisse, Citigroup and Stifel are acting as joint book-running managers for the offering. BNP Paribas, Stephens Inc. and Wedbush Securities are co-managers for the offering. This offering of common units will be made only by means of a prospectus. When available, a written prospectus, which meets the requirements of Section 10 of the Securities Act of 1933, may be obtained from the offices of:

BofA Merrill Lynch	Credit Suisse Securities (USA) LLC
222 Broadway	One Madison Avenue
New York, NY 10038	New York, NY 10010
Attention: Prospectus Department	Attention: Prospectus Department
Email: dg.prospectus_requests@baml.com	Email: newyork.prospectus@credit-suisse.com
Phone: (800) 221-1037

Citigroup	Stifel, Nicolaus & Company, Incorporated
c/o Broadridge Financial Solutions	1 South Street, 15th Floor
1155 Long Island Avenue	Baltimore, MD 21202
Edgewood, NY 11717	Attn: Syndicate Department
Phone: (800) 831-9146	Email: syndprospectus@stifel.com
Email: batprospectsdept@citi.com	Phone: (855) 300-7136

To obtain a copy of the prospectus free of charge, visit the U.S. Securities and Exchange Commission’s (the “SEC”) website, www.sec.gov.

A registration statement relating to these securities has been filed with, and declared effective by, the SEC. The registration statement is available on the SEC’s website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About World Point Terminals, LP

World Point Terminals, LP is a master limited partnership that owns, operates, develops and acquires terminals and other assets relating to the storage of light refined products, heavy refined products and crude oil. The Partnership’s storage terminals are strategically located in the East Coast, Gulf Coast and Midwest regions of the United States. The Partnership is headquartered in St. Louis, Missouri.

Forward-Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “possible,” “if,” “will” and “expect” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant and securities of the Partnership may not ultimately be offered to the public because of general market conditions or other factors. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Partnership does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which the Partnership becomes aware, after the date hereof.

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Contacts:

Liz McGee

Investor Relations

Phone: (314) 854-8366

lmcgee@worldpointlp.com